EXHIBIT 7

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                      Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                 Dollar Amounts
                                                                  in Thousands
                                                                 --------------
ASSETS
Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin ............ $ 5,004,638
  Interest-bearing balances .....................................   1,271,514
Securities:
  Held-to-maturity securities ...................................   1,105,782
  Available-for-sale securities .................................   3,164,271
Federal funds sold and Securities purchased under agreements
  to resell .....................................................   5,723,829
Loans and lease financing receivables:
  Loans and leases, net of unearned income ........... 34,916,196
  LESS: Allowance for loan and lease losses ..........    581,177
  LESS: Allocated transfer risk reserve ..............        429
  Loans and leases, net of unearned income, allowance, and
    reserve .....................................................   34,334,590
Assets held in trading accounts .................................    2,035,284
Premises and fixed assets (including capitalized leases) ........      671,664
Other real estate owned .........................................       13,306
Investments in unconsolidated subsidiaries and associated
  companies .....................................................      210,685
Customers' liability to this bank on acceptances outstanding ....    1,463,446
Intangible assets ...............................................      753,190
Other assets ....................................................    1,784,796
                                                                   -----------
Total assets ....................................................  $57,536,995
                                                                   ===========
LIABILITIES
Deposits:
  In domestic offices ...........................................  $27,270,824
  Noninterest-bearing ................................ 12,160,977
  Interest-bearing ................................... 15,109,847
  In foreign offices, Edge and Agreement subsidiaries, and IBFs..   14,687,806
  Noninterest-bearing ................................    657,479
  Interest-bearing ................................... 14,030,327
Federal funds purchased and Securities sold under agreements
  to repurchase..................................................   1,946,099
Demand notes issued to the U.S. Treasury.........................     283,793
Trading liabilities..............................................   1,553,539
Other borrowed money:
  With remaining maturity of one year or less....................   2,245,014
  With remaining maturity of more than one year through
    three years..................................................           0
  With remaining maturity of more than three years...............      45,664
Bank's liability on acceptances executed and outstanding.........   1,473,588
Subordinated notes and debentures................................   1,018,940
Other liabilities................................................   2,193,031
                                                                  -----------
Total liabilities................................................  52,718,298
                                                                  -----------

EQUITY CAPITAL
Common stock.....................................................   1,135,284
Surplus..........................................................     731,319
Undivided profits and capital reserves...........................   2,943,008
Net unrealized holding gains (losses) on available-for-sale
  securities.....................................................      25,428
Cumulative foreign currency translation adjustments..............     (16,342)
                                                                  -----------
Total equity capital.............................................   4,818,697
                                                                  -----------
Total liabilities and equity capital............................. $57,536,995
                                                                  ===========


  I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Robert E. Keilman


  We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

        J. Carter Bacot      }
        Thomas A. Renyi      }  Directors
        Alan R. Griffith     }

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